EXHIBIT 99.1

Investor Contact:	Press Contact:
Jeff Carberry	Eric Nash
Stamps.com Investor Relations	Stamps.com Public Relations
(310) 482-5830	(310) 482-5942
invrel@stamps.com	enash@stamps.com

STAMPS.COM REPORTS RECORD THIRD QUARTER 2015 RESULTS;
ANNOUNCES EXPECTED CLOSE DATE FOR ENDICIA ACQUISITION

Revenue up 37% to $51.7M; Non-GAAP EPS up 62% to $1.14;
Acquisition Expected to Close November 18th

El Segundo, CA – November 5, 2015 – Stamps.com® (Nasdaq: STMP), the leading provider of postage online and shipping software solutions to over 550 thousand customers, today announced results for the third quarter ended September 30, 2015. In addition, Stamps.com announced that it expects to close the previously announced acquisition of Endicia on November 18, 2015.

Third Quarter 2015 Financial Highlights

•	Total revenue was $51.7 million, up 37% compared to the third quarter of 2014.

•	Core Mailing and Shipping revenue was $48.8 million, up 36% compared to the third quarter of 2014.

•	Adjusted EBITDA was $21.4 million, up 71% compared to the third quarter of 2014.

•	Non-GAAP net income per fully-diluted share was $1.14, up 62% compared to the third quarter of 2014.

“Endicia represents a significant strategic investment in the high volume shipping area, and we are very excited to move forward with this acquisition” said Ken McBride, Stamps.com chairman and CEO. “High volume and eCommerce shipping are the fastest growing segments of the mailing and shipping industry and this acquisition will allow us to continue to drive our growth in this very important area. Additionally, during the third quarter we continued to see record financial results across all of our customer segments, including continued strong contributions from our ShipStation and ShipWorks subsidiaries. As a result of our third quarter performance and our business outlook, we again increased our guidance for 2015.”

Endicia Acquisition

Stamps.com entered into a definitive agreement with Newell Rubbermaid Inc. in March of 2015 to acquire Endicia, a wholly-owned subsidiary of Newell Rubbermaid, for $215 million in cash.  On November 2, 2015, the parties received written notice from the United States Department of Justice that it had closed its investigation. As a result, the acquisition is expected to close November 18, 2015.

Based in Mountain View, California, Endicia is the leading provider of high volume shipping technologies and solutions for use with the U.S. Postal Service® and other postal partners. Endicia offers solutions that help businesses run their shipping operations more smoothly and function more successfully. Endicia offers its products and solutions under the brand names Endicia®, DYMO® Stamps™ and PictureItPostage®. Endicia provides seamless access to USPS and other shipping services through integrations with more than 250 partner applications. Endicia had approximately $59 million in revenue during fiscal 2014.

Stamps.com expects to fund the $215 million acquisition cost plus related closing costs with $165 million in bank debt from a group of leading US banks and the remainder from its existing cash and investments.

Third Quarter 2015 Detailed Results

Core Mailing and Shipping revenue, including the small business, enterprise and high volume shipping customer segments, and excluding the enhanced promotion and PhotoStamps revenue, was $48.8 million, up 36% versus the third quarter of 2014.  Non-core PhotoStamps revenue and non-core Mailing and Shipping revenue from the enhanced promotion channel, which includes online programs where additional promotions are provided directly by marketing partners, was $2.5 million and $0.4 million, respectively, and was up 62% and down 17%, respectively, versus the third quarter of 2014 as the Company continued to minimize its investment in both areas. PhotoStamps revenue in the quarter benefitted from high volume business orders which can fluctuate from quarter to quarter and are not necessarily indicative of future trends. Mailing and Shipping gross margin was 81.6%, PhotoStamps gross margin was 14.7% and total gross margin was 78.3%.

On a GAAP basis, the Company recorded net income for the third quarter of $7.3 million. On a per share basis, total third quarter 2015 GAAP net income was $0.42 based on 17.5 fully-diluted million shares outstanding. Third quarter 2015 GAAP net income was reduced by $3.1 million of non-cash stock-based compensation expense, $0.7 million of non-cash intangible amortization expense, $1.7 million of non-recurring expenses including those related to the regulatory review process of the Endicia acquisition, $1.9 million of non-cash contingent consideration charges and $5.3 million of non-cash income tax expense. The contingent consideration charge resulted from changes in the fair value of the contingent consideration related to the ShipStation acquisition that was driven primarily by the increase in the Company's stock price during the third quarter.

Excluding the stock-based compensation expense, intangible amortization expense, non-recurring expenses, contingent consideration charges and non-cash income tax expense, third quarter 2015 non-GAAP operating income was $20.4 million and non-GAAP net income was $20.0 million or $1.14 per share based on 17.5 million fully-diluted shares outstanding. This compares to third quarter 2014 non-GAAP operating income of $11.7 million and non-GAAP net income of $11.5 million or $0.71 per share based on fully-diluted shares outstanding of 16.3 million. Therefore, third quarter non-GAAP operating income, non-GAAP net income and non-GAAP fully-diluted earnings per share increased by 75%, 74% and 62% year-over-year, respectively.

Adjusted EBITDA is a non-GAAP financial measure that represents earnings before interest, taxes, depreciation and amortization and certain items used to reconcile GAAP to non-GAAP financial measures are shown in the reconciliation table below. Third quarter adjusted EBITDA was $21.4 million which was up 71% compared to the $12.5 million in the third quarter of 2014.  Third quarter adjusted EBITDA margin was 41.3%, up compared to 33.1% in the third quarter of 2014.

Reconciliation of GAAP to Non-GAAP Financial Measures

Third Quarter Fiscal 2015 All amounts in millions except per share or margin data:	Non-GAAP Amounts	Stock-Based Compensation Expense	Intangible Amortization Expense	Non-Recurring Expenses	Contingent Consideration Charge	Income Tax Benefit (Expense)	GAAP Amounts

Cost of Revenues	$10.97	$0.22	$-	$-	$-	$-	$11.19
Research & Development	4.12	0.64	-	-	-	-	4.76
Sales & Marketing	10.58	0.77	-	-	-	-	11.34
General & Administrative	5.57	1.43	0.71	1.75	-	-	9.47
Contingent Consideration Charge	-	-	-	-	1.92	-	1.92
Total Expenses	31.24	3.06	0.71	1.75	1.92	-	38.68

Gross Margin	78.8%	(0.4%)	-	-	-	-	78.3%

Income (Loss) from Operations	20.43	(3.06)	(0.71)	(1.75)	(1.92)	-	12.99

Operating Margin	39.5%	(5.9%)	(1.4%)	(3.4%)	(3.7%)	-	25.1%

Interest and Other Income	0.05	-	-	-	-	-	0.05
Pre-Tax Income (Loss)	20.48	(3.06)	(0.71)	(1.75)	(1.92)	-	13.04

Benefit (Expense) for Income Taxes	(0.43)	-	-	-	-	(5.33)	(5.77)

Net Income (Loss)	20.05	(3.06)	(0.71)	(1.75)	(1.92)	(5.33)	7.27

On a diluted per share basis	$1.14	$(0.17)	$(0.04)	$(0.10)	$(0.11)	$(0.30)	$0.42

Shares used in per share calculation	17.52	17.52	17.52	17.52	17.52	17.52	17.52

Reconciliation of GAAP Net Income to Non-GAAP Adjusted EBITDA

Third Quarter Fiscal 2015 All amounts in millions except margin data	Three Months ended September 30,		Nine Months ended September 30,
	2015	2014	2015	2014

GAAP Net Income (Loss)	$7.27	$9.47	$(4.13)	$27.98

Interest & Other Expense (Income), net	$(0.05)	$(0.14)	$(0.42)	$(0.51)
Income Tax Expense (Benefit), net	$5.77	$(0.09)	$(0.09)	$(3.38)
Depreciation and Amortization expense	$1.64	$1.46	$5.17	$3.19

Stock-based Compensation Expense	$3.06	$0.46	$9.10	$2.40
Contingent Consideration Charge	$1.92	$0.86	$26.03	$0.86
Non-Recurring Expenses	$1.75	$0.49	$16.75	$0.91

Adjusted EBITDA	$21.36	$12.52	$52.41	$31.46

Adjusted EBITDA Margin	41.3%	33.1%	36.4%	29.8%

Taxes

As of September 30, 2015, the Company had a $55 million deferred tax asset resulting from past net operating losses and other tax credits. For the third quarter of 2015, the Company reported GAAP income tax expense of $5.8 million which was composed of cash income tax expense of $0.4 million and non-cash income tax expense of $5.3 million.  The Company was able to utilize a portion of its deferred tax assets in the third quarter to reduce the cash tax expense as compared to the GAAP tax expense.  The Company expects to be able to continue to utilize its deferred tax assets in future periods and thus expects to incur cash tax expenses for 2015 consistent with prior years.

Share Repurchase

During the third quarter of 2015, the Company did not repurchase any shares. The Company’s current repurchase plan remains in effect through November 10, 2015 with a remaining authorization of one million shares.  In light of the Endicia acquisition, the board of directors did not authorize a new repurchase program at this time.

Business Outlook

For 2015, the Company currently estimates revenue to be in a range of $198 to $208 million; this compares to previous guidance of $170 to $190 million.  Non-GAAP net income per fully-diluted share is currently expected to be in a range of $3.60 to $4.00; this compares to previous guidance of $3.10 to $3.50 per fully-diluted share. Non-GAAP net income per fully-diluted share excludes the following: non-cash stock-based compensation expense which is estimated to be approximately $15 million; non-cash amortization of acquired intangibles which is estimated to be approximately $3 million; non-cash contingent consideration charges; non-cash tax expenses or benefits; litigation settlements and reserves; acquisition related expenses including corporate development, integration, regulatory approval and transaction related costs; and other non-recurring items. The updated business outlook for 2015 revenue and non-GAAP net income per fully-diluted share include the expected financial results from Endicia from the expected close on November 18, 2015 through December 31, 2015 but exclude the associated non-recurring acquisition related expenses.

Company Customer Metrics and Conference Call

A complete set of the quarterly customer metrics for the past nine fiscal years and current year-to-date is available at http://investor.stamps.com (under a tab on the left side called Company Information, Metrics).

The Stamps.com financial results conference call will be webcast today at 5:00 p.m. Eastern Time and may be accessed at http://investor.stamps.com. The Company plans to discuss its business outlook during the conference call. Following the conclusion of the webcast, a replay of the call will be available at the same website.

About Stamps.com, Endicia, ShipStation and ShipWorks

Stamps.com (Nasdaq: STMP) is the leading provider of Internet-based postage services to a broad range of users, including consumers, small businesses, eCommerce shippers, enterprises, and higher volume shippers. Stamps.com’s service enables customers to print U.S. Postal Service-approved postage using only a computer, printer and an Internet Connection, right from their homes or offices.  Stamps.com was named to Forbes magazine's "America's Best Small Companies" list in 2013 and 2014.

Endicia is the leading provider of high volume shipping technologies and services for U.S. Postal Service shipping. It offers solutions that help businesses run their shipping operations more smoothly and function more successfully. Endicia also provides seamless access to USPS shipping services through integration with more than 250 partner applications. Endicia has printed more than $12B in postage since inception. For more information on Endicia products and services, visit www.endicia.com.

ShipStation is the leading web-based shipping solution that helps eCommerce retailers import, organize, process, package, and ship their orders quickly and easily from any web browser. ShipStation features the most integrations of any eCommerce web-based solution with approximately 75 shopping carts, marketplaces, package carriers, and fulfillment services. Integration partners include eBay, PayPal, Amazon, Etsy, Square, Shopify, BigCommerce, Volusion, Magento, Squarespace, and carriers such as USPS, UPS, FedEx and DHL.  ShipStation has sophisticated automation features such as automated order importing, custom hierarchical rules, product profiles, and fulfillment solutions that enable its customers to complete their orders, wherever they sell, and however they ship.

ShipWorks is the leading client-based shipping solution that helps high volume shippers import, organize process, fulfill, and ship their orders quickly and easily from any standard PC. With integrations to approximately 65 shopping carts, marketplaces, package carriers, and fulfillment services, ShipWorks has the most integrations of any high-volume client shipping solution.  Package carriers include USPS, UPS, FedEx, DHL, OnTrac and many more.  Marketplace and shopping cart integrations include eBay, PayPal, Amazon, Etsy, Shopify, BigCommerce, Volusion, Channel Advisor, Magento, and many more.  ShipWorks has sophisticated automation features such as a custom rules engine, automated order importing, automatic product profile detection, and fulfillment automation, which enable high volume shippers to complete their orders, quickly and efficiently.

About Non-GAAP Financial Measures

To supplement the Company’s condensed consolidated financial statements presented in accordance with GAAP, Stamps.com uses non-GAAP measures of certain components of financial performance. These non-GAAP measures include non-GAAP income from operations, non-GAAP adjusted EBITDA, non-GAAP pre-tax income, non-GAAP net income, non-GAAP earnings per diluted share, non-GAAP gross margin and non-GAAP operating margin. Reconciliation to the nearest GAAP measures of all non-GAAP measures included in this press release can be found in the financial tables of this earnings release.

Non-GAAP measures are provided to enhance investors’ overall understanding of the Company’s current financial performance, prospects for the future and as a means to evaluate period-to-period comparisons. The Company believes that these non-GAAP measures provide meaningful supplemental information regarding financial performance by excluding certain expenses and benefits that may not be indicative of recurring core business operating results. The Company believes the non-GAAP measures that exclude items such as stock-based compensation, asset write-offs, one-time expenses such as those associated with the relocation of its corporate headquarters, dividend-related compensation expense, litigation settlements, amortization expense of acquired intangibles, acquisition and integration related corporate development expenses, contingent consideration charges and non-cash income tax adjustments, when viewed with GAAP results and the accompanying reconciliation, enhance the comparability of results against prior periods and allow for greater transparency of financial results. The Company believes non-GAAP measures facilitate management’s internal comparison of the Company’s financial performance to that of prior periods as well as trend analysis for budgeting and planning purposes. The presentation of non-GAAP measures are not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.  Note that the Company does not believe that a quantitative reconciliation to GAAP net income in its 2015 business outlook is reasonably available because of the difficulty of predicting such matters as the change in contingent consideration charge which could be a material expense or gain that could result in a significantly different GAAP amount.

Adjusted EBITDA as calculated above represents earnings before interest and other expense, net, interest and other income, net, income tax expense, income tax benefit, depreciation and amortization and certain items used to reconcile GAAP to non-GAAP financial measures including stock based compensation expense, asset write-offs, one-time, non-recurring expenses such as those associated with acquisition and integration related corporate development costs,  litigation settlements or reserves, dividend related compensation expense and contingent consideration charges.  Adjusted EBITDA margin is calculated as adjusted EBITDA divided by total GAAP revenue for the period.

Share Repurchase Timing

The timing of share repurchases, if any, and the number of shares to be bought at any one time will depend on market conditions and the Company’s assessment of the risk that its net operating loss asset could be impaired if such repurchases were undertaken. Share repurchases may be made from time-to-time on the open market or in negotiated transactions at the Company's discretion in compliance with Rule 10b-18 of the United States Securities and Exchange Commission. The Company's purchase of any of its shares may be subject to limitations imposed on such purchases by applicable securities laws and regulations and the rules of the Nasdaq Stock Market.

"Safe Harbor" Statement Under the Private Securities Litigation Reform Act of 1995

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: This release includes forward-looking statements about anticipated results and our planned acquisition of Endicia, all of which involve risks and uncertainties. Important factors, including the Company's ability to successfully integrate and realize the benefits of its past or future strategic acquisitions or investments, including its proposed acquisition of Endicia, complete and ship its products, maintain desirable economics for its products and obtain or maintain regulatory approval, which could cause actual results to differ materially from those in the forward-looking statements, are detailed in filings with the Securities and Exchange Commission made from time to time by STAMPS.COM, including its Annual Report on Form 10-K for the year ended December 31, 2014, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. STAMPS.COM undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Stamps.com, the Stamps.com logo, ShipStation, ShipWorks and PhotoStamps are trademarks or registered trademarks of Stamps.com Inc. and its subsidiaries. All other brands and names are property of their respective owners.

STAMPS.COM INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share data: unaudited)

	Three Months ended September 30,		Nine Months ended September 30,
	2015	2014	2015	2014
Revenues:
Service	$42,470	$30,057	$118,497	$82,621
Product	4,193	3,875	13,206	12,443
Insurance	2,513	2,360	7,806	6,400
PhotoStamps	2,484	1,532	4,545	3,940
Other	9	10	27	12
Total revenues	51,669	37,834	144,081	105,416
Cost of revenues:
Service	6,809	5,123	19,775	13,941
Product	1,364	1,285	4,400	4,119
Insurance	896	843	2,746	2,248
PhotoStamps	2,120	1,293	3,831	3,297
Total cost of revenues	11,189	8,544	30,752	23,605
Gross profit	40,480	29,290	113,329	81,811
Operating expenses:
Sales and marketing	11,341	9,516	37,898	31,549
Research and development	4,758	3,407	13,720	9,359
General and administrative	9,470	6,191	30,004	15,738
Contingent consideration charge	1,920	860	26,027	860
Litigation settlement	-	-	10,000	-
Total operating expenses	27,489	19,974	117,649	57,506
Income (loss) from operations	12,991	9,316	(4,320)	24,305

Interest and other income, net	48	71	103	296
Income (loss) before income taxes	13,039	9,387	(4,217)	24,601
Income tax expense (benefit)	5,765	(85)	(90)	(3,379)
Net income (loss)	$7,274	$9,472	$(4,127)	$27,980
Net (loss) income per share:
Basic	$0.44	$0.60	$(0.25)	$1.75
Diluted	$0.42	$0.58	$(0.25)	$1.70
Weighted average shares outstanding:
Basic	16,538	15,881	16,367	16,031
Diluted	17,517	16,258	16,367 *	16,433

* Common equivalent shares are excluded from the diluted earnings per share calculation as their effect is anti-dillutive

CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, unaudited)

	September 30, 2015	December 31, 2014

ASSETS
Cash and investments	$102,236	$57,630
Accounts receivable	15,295	12,325
Other current assets	7,630	6,071
Property and equipment, net	29,251	30,427
Goodwill and intangible assets, net	84,122	86,463
Deferred tax	55,283	53,816
Other assets	8,766	7,999
Total assets	$302,583	$254,731

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Accounts payable and accrued expenses	$29,132	$22,521
Deferred revenue	2,326	2,164
Contingent consideration	42,512	25,015
Total liabilities	73,970	49,700

Stockholders' equity:
Common stock	52	51
Additional paid-in capital	705,798	678,075
Treasury Stock	(172,410)	(172,410)
Accumulated deficit	(304,873)	(300,746)
Accumulated other comprehensive income	46	61
Total stockholders' equity	228,613	205,031
Total liabilities and stockholders' equity	$302,583	$254,731